UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VASCO Data Security International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the

Availability of Proxy Materials for

the Shareholder Meeting

to be held on June 16, 2011

THIS IS NOT A BALLOT. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at vasco.ilstk.com. To vote your proxy while visiting this site you will need the 12 digit voter control number in the box below.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the internet site below on or before May 31, 2011 to facilitate timely delivery.

A copy of the proxy statement, annual report and form of proxy, as well as the proxy statement, annual report and form of proxy relating to future shareholder meetings, may be requested by one of the following methods:

INTERNET	EMAIL	TELEPHONE
vasco.ilstk.com	info@ilstk.com	(800) 757-5755

You may choose one of the following voting methods:

1)	Online: To access your proxy card online, please visit vasco.ilstk.com and follow the on-screen instructions. You will need the 12 digit voter control number in the box below to vote your shares online.

2)	In Person: You may vote your shares in person by attending the Annual Meeting of the Stockholders.

3)	Mail: You may request a proxy card by following the instructions above.	VOTER CONTROL NUMBER
The paper copy of the materials will include voting instructions.

View material online at vasco.ilstk.com A convenient way to view proxy materials and VOTE! You must use the 12 digit voter control number shown above to vote.

For directions to the Annual Meeting of Stockholders, please contact Cindy Harris by calling (630) 932-8844 or by e-mailing cynthia.harris@vasco.com. To access your proxy materials online,

vote online or request a paper or e-mail copy of your proxy materials, please see the instructions above.

If you wish to vote your shares in person at the Annual Meeting of Stockholders, you will need to request a ballot at the meeting.

To view your proxy materials online, go to vasco.ilstk.com.

Have the 12 digit voter control number available when you access the website and follow the instructions.

Notice of Annual Meeting
	Date:	June 16, 2011
	Time:	10:00 AM CDT
	Place:	1901 S. Meyers Road, Oakbrook Terrace, IL 60181

The purpose of the Annual Meeting is to take action on four proposals:

Proposal One —	Elect the following five individuals as Directors.
01 T. Kendall Hunt, 02 Michael P. Cullinane, 03 John N. Fox, Jr., 04 John R. Walter, 05 Jean K. Holley
Proposal Two — Approve, by non-binding vote, the executive compensation.
Proposal Three — Recommend, by non-binding vote, the frequency of vote on executive compensation.
Proposal Four — Ratify the appointment of KPMG LLP as independent registered accounting firm for the fiscal year ending December 31, 2011.

The Board of Directors recommends that you vote “FOR” Proposal One, “FOR” Proposal Two, 3 YEARS for Proposal Three and “FOR” Proposal Four.